SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE
          --------------------------------------------------

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE ("Second Amendment") is made and entered into this 18th day of May, 2001, between PETMED EXPRESS, INC., a Florida corporation ("Seller"), and RMS PROPERTIES II, L.L.C., an Illinois limited liability company ("Buyer").

                      W I T N E S S E T H:

     WHEREAS, Seller and RMS Properties, L.L.C., an Illinois limited liability company, doing business in Florida as RMS Properties of Illinois, L.L.C., entered into that certain Agreement of Sale and Purchase dated March 29, 2001, as amended by First Amendment to Agreement of Sale and Purchase dated April 27, 2001 (collectively, the "Agreement"), as assigned to RMS Properties II, L.L.C., an Illinois limited liability company, by that certain assignment dated May 7, 2001 (the "Assignment") for the sale by Seller to Buyer of the property described therein (the "Property") at the price and on the terms and conditions set forth in the Contract;

     WHEREAS, Seller and Buyer have agreed to amend and modify the Contract as more particularly set forth below;

     NOW, THEREFORE, in consideration of the recitals, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is hereby agreed by and between the parties as follows:

     1. Recitals. The above recitals are true and correct and are incorporated herein by this reference.

     2.     Closing Date.  The first sentence of Section 3 of the
Agreement ("Closing Date") is hereby deleted and replaced with the following:

         "3. Closing.  Closing shall be held on May 31, 2001 (the
             "Closing Date"), at the office of Seller's counsel
             ("Closing")."

     3. Counterparts, Facsimile. This Second Amendment may be executed in any number of counterparts, all of which shall constitute the Second Amendment. Facsimile copies of this Second Amendment shall constitute originals.

     4. Conflict. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Contract, the terms and provisions of this Second Amendment shall control. To the extent that there shall be no such conflict, the Contract shall remain in full force and effect and the parties hereto hereby ratify same.






               (Executions Appear on Following Page)



         Exhibit 99.3


	IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the day and year first written above.



Signed, sealed and delivered          BUYER:
in the presence of:
                                      RMS PROPERTIES, L.L.C., doing business
                                      in Florida as RMS PROPERTIES OF
                                      ILLINOIS, L.L.C.
/s/ Gilda Garza
-----------------------------         By:  RMS Properties, Inc., doing
Print:  Gilda Garza                        business in Florida as RMS
                                           Properties of Illinois, Inc.,
                                           Manager



                                     By:________/s/ Ron Shoffet___________
                                        Ron Shoffet, President


                                      Date of Execution by Buyer: May 18, 2001



Signed, sealed and delivered          SELLER:
in the presence of:

                                      PETMED EXPRESS, INC.
/s/ Robert Hiltsley
----------------------------
Print:  Robert Hiltsley
                                       By:______/s/ Menderes Akdag__________
/s/ Rory Winter                        Print:  Menderes Akdag
----------------------------           Title:  CEO
Print:  Rory Winter

                                       Date of Execution by Seller: 05/22/01

         Exhibit 99.3